News Release

SINCLAIR REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

BALTIMORE (November 1, 2023) - Sinclair, Inc. (Nasdaq: SBGI), the "Company" or "Sinclair," today reported financial results for the three and nine months ended September 30, 2023.

Third Quarter Highlights:
•Met or exceeded guidance on all key financial metrics
•Repurchased approximately $64 million of principal value of debt since early June

CEO Comment:
“Sinclair reported a strong third quarter with revenues exceeding the high-end of our guidance ranges and Adjusted EBITDA exceeding the mid-point of our guidance for the quarter by 40%,” said Chris Ripley, Sinclair’s President and Chief Executive Officer. “In addition, we have repurchased $64 million in face value of our debt through open-market repurchases since the beginning of June at a 24% average discount to par. Our priority remains to strengthen our balance sheet while acting opportunistically when market conditions permit. Year-to-date, political advertising is at record levels for a non-election year, and we expect that trend to continue in the fourth quarter as well as the 2024 Presidential election year. And while we continue to deal with elevated linear subscriber churn levels, Sinclair is well-positioned for the near- and long-term with nearly all of our Big 4 network traditional subscribers up for renewals by the end of 2024.”

Recent Company Developments:

Content and Distribution:
•In August, the Company agreed to expand and extend its network affiliation agreement with The CW. Under the terms of the comprehensive multiyear agreement, Sinclair will continue carrying The CW’s entertainment and sports programming in 35 of its owned and/or operated markets across the country. In addition, beginning September 1, Sinclair launched The CW on two new affiliate stations, KOMO-TV/KUNS-TV, in Seattle, Washington, and WPNT-TV in Pittsburgh, Pennsylvania. The agreement is a landmark deal in that it includes the right to negotiate carriage agreements directly with virtual multi-channel video programming distributors. Financial terms of the agreements were not disclosed.
•In September, DIRECTV, LLC extended its distribution agreement with the Company.
•In October, the Company reached an agreement with Comcast to renew and extend its carriage agreements for all Sinclair television stations, Tennis Channel, Marquee Sports Network and YES Network.
•In October, the Company and Paramount reached comprehensive, multi-year distribution agreements across all 21 CBS network affiliations for Sinclair stations, including six top-50 market affiliates, KUTV in Salt Lake City, UT, KEYE in Austin, TX, WKRC in Cincinnati, OH, WPEC in West Palm Beach, FL, WWMT in Grand Rapids, MI and WHP in Harrisburg, PA. Additionally, Paramount reached an agreement to renew the affiliations of WTVH in Syracuse, NY and WGFL in Gainesville, FL, stations to which Sinclair provides services.
•In September, Tennis Channel and the Carvana Professional Pickleball Association (PPA Tour) announced a commercial joint venture to further grow pickleball in the US and worldwide. The partnership will see the vast majority of PPA Tour matches appear live on Tennis Channel platforms, integrated advertising-sales efforts for media and tournaments, and the recent launch of a 24-hour pickleball channel. Tennis Channel will produce all events for the PPA Tour.
•In October, the Company launched The Nest, a new, free over-the-air national broadcast TV network with programming comprised of home-improvement, true-crime, factual reality series, and celebrity driven family shows. The Nest joins Sinclair’s lineup of national broadcast networks, Comet, CHARGE!, and TBD. It replaces Stadium network on broadcast stations across the country. At launch, the network was available in more than 50% of all US television households including the major markets of New York, Los Angeles, Philadelphia, Dallas - Ft. Worth, Boston, San Francisco - Oakland - San Jose and Seattle-Tacoma.
•Tennis Channel, recorded a 31% year-over-year increase in total viewers in the third quarter of 2023.
•Year-to-date, Sinclair's newsrooms have won a total of 260 journalism awards, including a RTDNA National Edward R. Murrow award won by Sinclair's Seattle station, KOMO-TV, for Sports Reporting/Large Market Television category.

Community:
•In October, the Company launched Sinclair Cares: Humanitarian Relief in Israel, a fundraising partnership in conjunction with Magen David Adom (MDA), an affiliate of the International Federation of Red Cross and Red Crescent Societies, to help with their efforts providing humanitarian relief and emergency medical services for all people in Israel, regardless of religious creed or political belief.
•In October, the Company announced the return of Sinclair’s News Reporter and Producer Academies, a series of interactive, virtual workshops for college students interested in pursuing careers in journalism. This year, the Company also added Weather Academy, a workshop for students interested in a career in weather. The 90-minute sessions will run throughout November and assist students seeking to build a career in reporting, producing or weather.

Investment Portfolio:
•As of September 30, 2023, the fair market value of Ventures' minority investment portfolio, which includes Ventures' cash and investments in real estate, private equity, and venture capital funds, as well as direct investments in companies, was approximately $1.2 billion, or approximately $19 per share.
•During the third quarter, the Company made capital investments of approximately $5 million in minority investments and received distributions, including exit payments, of approximately $4 million.

NextGen Broadcasting (ATSC 3.0):
•As of the end of October, the Company launched NextGen Broadcast in 42 markets, including the recent launch of Minneapolis, MN. To date, NextGen Broadcast is available in 74% of the TV households in Sinclair's licensed footprint.
•Also in October, the Company announced an agreement to expand development of and promote NextGen services in South Korea with the Korea Radio Promotion Association. We continue to play a leading role in accelerating the adoption of the DDaaS (Data Distribution as a Service) business model and the continued transformation of local broadcast capabilities not only in the US, but globally.

Financial Results:
The results below reflect the deconsolidation of the Local Sports segment comprised of the regional sports networks (RSNs), which are owned and operated by Diamond Sports Group ("DSG") and its direct and indirect subsidiaries, from the Company's financial statements and accounted for under equity method of accounting, effective March 1, 2022 (the “Deconsolidation”). As such, the quarter-to-date and year-to-date 2023 consolidated financial results do not include any results of operations of the Local Sports segment, while the consolidated financial results for the comparable year-to-date 2022 period include two months results of operations of the Local Sports segment.

Three Months Ended September 30, 2023 Consolidated Financial Results:
•Total revenues decreased 9% to $767 million versus $843 million in the prior year period. Media revenues also decreased 9% to $758 million versus $836 million in the prior year period.
•Total advertising revenues of $304 million decreased 19% versus $374 million in the prior year period. Core advertising revenues, which exclude political revenues, were up 2% in the third quarter to $293 million versus $286 million in the prior year period.
•Distribution revenues of $414 million decreased versus $425 million in the prior year period.
•Operating income of $37 million, including non-recurring transaction and transition services, implementation, COVID, legal, litigation and regulatory costs ("Adjustments") of $25 million and an adjustment for the loss on deconsolidation of $10 million ("Deconsolidation Loss"), declined versus an operating income of $154 million in the prior year period, which included Adjustments of $4 million. Operating income, when excluding the Adjustments and the Deconsolidation Loss, was $72 million compared to an operating income, excluding the Adjustments, of $158 million in the prior year period.
•Net loss attributable to the Company was $46 million versus net income of $21 million in the prior year period. Excluding Adjustments and the Deconsolidation Loss, the Company had net loss of $19 million.
•Adjusted EBITDA decreased 29% to $141 million from $198 million in the prior year period.
•Diluted loss per common share was $0.74 as compared to diluted earnings per common share of $0.32 in the prior year period. On a per-diluted-share basis, the impact of Adjustments and the Deconsolidation Loss was $(0.44), and the impact of Adjustments in the prior year period was $(0.04).
Nine Months Ended September 30, 2023 Consolidated Financial Results:
•Total revenues decreased 22% to $2,308 million versus $2,968 million in the prior year period. Media revenues decreased 22% to $2,285 million versus $2,942 million in the prior year period. Excluding DSG, total revenues decreased 8% from $2,512 million in the prior year period and media revenues decreased 8% from $2,486 million in the prior year period.
•Total advertising revenues of $922 million decreased 17% versus $1,111 million in the prior year period. Excluding DSG, total advertising revenues decreased 14% from $1,067 million in the prior year period. Core advertising revenues, which excludes political revenues, of $902 million were down 5% versus $952 million in the prior year period. Excluding DSG, core advertising revenues decreased less than 1% from $907 million in the prior year period.
•Distribution revenues of $1,258 million decreased versus $1,728 million in the prior year period. Excluding DSG, distribution revenues decreased 3% from $1,295 million in the prior year period.

•Operating income of $55 million, including $55 million of Adjustments and the $10 million Deconsolidation Loss, declined versus operating income of $3,727 million in the prior year period, which included Adjustments of $23 million and a $3,357 million gain related to the Deconsolidation. Operating income, when excluding the Adjustments and the Deconsolidation Loss, was $120 million compared to operating income of $393 million in the prior year period. Excluding DSG, operating income excluding the Adjustments and the Deconsolidation Loss decreased 70% from $395 million in the prior year period.
•Net income attributable to the Company was $50 million versus net income of $2,597 million in the prior year period. Excluding Adjustments and the Deconsolidation Loss, the Company had net income of $101 million. Net loss from DSG in the prior year period was $94 million.
•Adjusted EBITDA decreased 42% to $368 million from $635 million in the prior year period. Adjusted EBITDA from DSG in the first two months of 2022 was $54 million.
•Diluted earnings per common share was $0.75 as compared to diluted earnings per common share of $36.59 in the prior year period. On a per-diluted-share basis, the impact of Adjustments and the Deconsolidation Loss was $(0.78) and the impact of Adjustments and the Deconsolidation in the prior year period was $35.91.

Segment financial information is included in the following tables for the periods presented. The Local Media segment consists primarily of broadcast television stations, which the Company owns, operates or to which the Company provides services, and includes multicast networks and original content. The Local Media segment assets are owned and operated by SBG. The Tennis segment consists primarily of Tennis Channel, a cable network which includes coverage of most of tennis' top tournaments and original professional sport and tennis lifestyle shows; the Tennis Channel International subscription and streaming service; Tennis Channel Plus streaming service; T2 FAST, a 24-hours a day free ad-supported streaming television channel; and Tennis.com. Other includes non-broadcast digital and internet solutions, technical services, and other non-media investments. The assets of the Tennis segment and Other are owned and operated by Ventures. The highlights below include the divestiture of Ring of Honor (May 3, 2022) and Stadium (May 2, 2023).

Three months ended September 30, 2023	Local Media		Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$365		$49	$—	$—	$414
Advertising revenue	292	(a)	9	6	(3)	304
Other media revenue	40	(b)	1	—	(1)	40
Media revenues	$697		$59	$6	$(4)	$758
Non-media revenue	—		—	11	(2)	9
Total revenues	$697		$59	$17	$(6)	$767

Media programming and production expenses	$371		$29	$—	$—	$400
Media selling, general and administrative expenses	164		11	5	(4)	176
Non-media expenses	3		—	13	(1)	15
Program contract payments	22		—	—	—	22
Corporate general and administrative expenses	31		1	1	12	45
Stock-based compensation	6		—	—	1	7
Non-recurring transaction and transition services, implementation, legal, and regulatory costs	22		—	2	1	25
Adjusted EBITDA(c)	$134		$18	$—	(11)	$141

Interest expense (net) (d)	$71		$—	$(4)	$—	$67
Capital expenditures	30		—	—	—	30
Distributions to the noncontrolling interests	1		—	—	—	1
Cash distributions from equity investments	—		—	3	—	3
Cash taxes paid						—
Adjusted Free Cash Flow (e)						$47
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Includes political advertising revenue of $11 million.
(b)Local Media segment other media revenue includes $15 million of management and incentive fees for services provided by the Local Media segment to DSG and Marquee under management services agreements which are not eliminated due to the deconsolidation of the Local Sports segment as of March 1, 2022.
(c)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring transaction and transition services, implementation, legal, and regulatory costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses; less program contract payments. Refer to the reconciliation on the last page of this press release and the Company's website. In the above table, Adjusted EBITDA equals total revenues minus media programming and production expenses, media selling, general and administrative expenses, non-media expenses, program contract payments, and corporate general and administrative expenses; plus stock-based compensation and non-recurring transaction and transition services, implementation, legal, and regulatory costs.
(d)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.

(e)Adjusted Free Cash Flow is defined as Adjusted EBITDA less interest expense (net), distributions to non-controlling interest holders, cash taxes paid, and capital expenditures; plus cash distributions received from equity investments. Refer to the reconciliation on the last page of this press release and the Company's website.

Three months ended September 30, 2022	Local Media		Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$381		$44	$—	$—	$425
Advertising revenue	367	(a)	9	6	(8)	374
Other media revenue	33	(b)	1	3	—	37
Media revenues	$781		$54	$9	$(8)	$836
Non-media revenue	—		—	8	(1)	7
Total revenues	$781		$54	$17	$(9)	$843

Media programming and production expenses	$365		$26	$8	(3)	$396
Media selling, general and administrative expenses	175		11	7	(3)	190
Non-media expenses	6		—	8	(2)	12
Program contract payments	26		—	—	—	26
Corporate general and administrative expenses	16		—	—	14	30
Stock-based compensation	4		—	—	2	6
Non-recurring transaction and transition services, implementation, COVID, legal, and regulatory costs	4		—	—	—	4
Adjusted EBITDA(c)	201		17	(6)	(14)	198

Interest expense (net) (d)	$55		$—	$(4)	$—	$51
Capital expenditures	27		—	—	2	29
Distributions to the noncontrolling interests	2		—	—	—	2
Cash distributions from equity investments	—		—	52	—	52
Cash taxes paid						1
Adjusted Free Cash Flow (e)						$170
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Includes political advertising revenue of $88 million.
(b)Local Media segment other media revenue includes $12 million of management and incentive fees for services provided by the Local Media segment to DSG and Marquee under management services agreements which are not eliminated due to the deconsolidation of the Local Sports segment as of March 1, 2022.
(c)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring transaction and transition services, implementation, COVID, legal, and regulatory costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses; less program contract payments. Refer to the reconciliation on the last page of this press release and the Company's website. In the above table, Adjusted EBITDA equals total revenues minus media programming and production expenses, media selling, general and administrative expenses, non-media expenses, program contract payments, and corporate general and administrative expenses; plus stock-based compensation and non-recurring transaction and transition services, implementation, COVID, legal, and regulatory costs.
(d)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(e)Adjusted Free Cash Flow is defined as Adjusted EBITDA less interest expense (net), distributions to non-controlling interest holders, cash taxes paid, and capital expenditures; plus cash distributions received from equity investments. Refer to the reconciliation on the last page of this press release and the Company's website.

Consolidated Balance Sheet and Cash Flow Highlights of the Company:
•Total Company debt as of September 30, 2023 was $4,182 million, of which $4,166 million is SBG debt and $16 million is Ventures debt.
•Since the beginning of June, the Company purchased approximately $64 million of principal across multiple tranches of debt, $30 million in the second quarter and $34 million in the third quarter, in the open market for $49 million, representing a weighted average discount of 24% to par and a weighted average yield to maturity of 13%.
•Cash and cash equivalents for the Company as of September 30, 2023 was $643 million, of which $279 million is SBG cash and $364 million is Ventures cash.
•As of September 30, 2023, 39.6 million Class A common shares and 23.8 million Class B common shares were outstanding, for a total of 63.4 million common shares.
•In September, the Company paid a quarterly cash dividend of $0.25 per share.
•Capital expenditures for the third quarter of 2023 were $30 million.

Notes:
Certain reclassifications have been made to prior years' financial information to conform to the presentation in the current year.

Outlook:
The Company currently expects to achieve the following results for the three months ending December 31, 2023 and the twelve months ending December 31, 2023.

For the three months ending December 31, 2023 ($ in millions)	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
Core advertising revenue					$336 to $354
Political revenue	25 to 30				25 to 30
Advertising revenue	$354 to $377	$4	$7	$(4) to $(5)	$361 to $384
Distribution revenue	370 to 372	46 to 47	—	—	416 to 419
Other media revenue	35	1	—	(1)	36
Media revenues	$760 to $784	$51 to $52	$7	$(5) to $(6)	$812 to $838
Non-media revenue	—	—	10	(2)	8
Total revenues	$760 to $784	$51 to $52	$17	$(7)	$821 to $847

Media programming & production expenses and media selling, general and administrative expenses	$551 to $557	$40 to $41	$5	$(5)	$591 to $598
Non-media expenses	2	—	14	(1)	15
Program contract payments	21	—	—	—	21
Corporate overhead	20	—	1	12	34
Stock-based compensation	6	—	—	—	6
Non-recurring transaction and transition services, implementation, legal, and regulatory costs	8	—	3	—	11
Adjusted EBITDA(a)	$179 to $198	$11	$0	(13)	$176 to $196

Interest expense (net)(b)	71	—	(4)	—	67
Total capital expenditures	27 to 29	—	1	—	28 to 30
Distributions to the noncontrolling interests	3	—	—	—	3
Cash distributions from equity investments	—	—	1	—	1
Net cash tax payments					1
Adjusted Free Cash Flow(c)					$77 to $99
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring transaction and transition services, implementation, legal, and regulatory costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses; less program contract payments. In the above table, Adjusted EBITDA equals total revenues minus media programming and production expenses, media selling, general and administrative expenses, non-media expenses, program contract payments, and corporate general and administrative expenses; plus stock-based compensation and non-recurring transaction and transition services, implementation, legal, and regulatory costs.
(b)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(c)Adjusted Free Cash Flow is defined as Adjusted EBITDA less interest expense (net), distributions to non-controlling interest holders, cash taxes paid, and capital expenditures; plus cash distributions received from equity investments.

For the twelve months ending December 31, 2023 ($ in millions)	Consolidated
Core advertising revenue	$1,239 to $1,257
Political revenue	46 to 51
Advertising revenue	$1,284 to $1,307
Distribution revenue	1,673 to 1,676
Other media revenue	140
Media revenues	$3,097 to $3,123
Non-media revenue	31
Total revenues	$3,129 to $3,154

Media programming & production expenses and media selling, general and administrative expenses	$2,359 to $2,365
Non-media expenses	51
Program contract payments	89
Corporate overhead	199
Stock based compensation included in corporate, media, and non-media expenses above	48
Non-recurring transaction, implementation, legal, and regulatory costs included in corporate, media, and non-media expenses above	66
Adjusted EBITDA(a)	$545 to $564

Interest expense (net)(b)	254
Total capital expenditures	98 to 100
Distributions to noncontrolling interests	11
Cash distributions from equity investments	45
Net cash tax payments	5
Adjusted Free Cash Flow(c)	$220 to $242
Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring transaction, implementation, legal, and regulatory costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses; less program contract payments. In the above table, Adjusted EBITDA equals total revenues minus media programming and production expenses, media selling, general and administrative expenses, non-media expenses, program contract payments, and corporate general and administrative expenses; plus stock-based compensation and non-recurring transaction, implementation, legal, and regulatory costs.
(b)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(c)Adjusted Free Cash Flow is defined as Adjusted EBITDA less interest expense (net), distributions to non-controlling interest holders, cash taxes paid, and capital expenditures; plus cash distributions received from equity investments.

Sinclair Conference Call:
The senior management of Sinclair will hold a conference call to discuss the Company's third quarter 2023 results on Wednesday, November 1, 2023, at 4:30 p.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investor Relations/Events and Presentations." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (888) 506-0062, with entry code 433619.

About Sinclair:
Sinclair, Inc. is a diversified media company and a leading provider of local news and sports. The Company owns, operates and/or provides services to 185 television stations in 86 markets affiliated with all the major broadcast networks; owns Tennis Channel and multicast networks Comet, CHARGE!, TBD and The Nest; and owns and provides services to 21 regional sports network brands. Sinclair’s content is delivered via multiple platforms, including over-the-air, multi-channel video program distributors, and the nation’s largest streaming aggregator of local news content, NewsON. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUES:
Media revenues	$758	$836	$2,285	$2,942
Non-media revenues	9	7	23	26
Total revenues	767	843	2,308	2,968

OPERATING EXPENSES:
Media programming and production expenses	400	396	1,211	1,557
Media selling, general and administrative expenses	176	190	557	605
Amortization of program contract costs	18	22	59	68
Non-media expenses	15	12	36	35
Depreciation of property and equipment	24	24	80	76
Corporate general and administrative expenses	45	30	165	115
Amortization of definite-lived intangible assets	42	43	124	179
Loss (gain) on deconsolidation of subsidiary	10	—	10	(3,357)
(Gain) loss on asset dispositions and other, net of impairment	—	(28)	11	(37)
Total operating expenses (gains)	730	689	2,253	(759)
Operating income	37	154	55	3,727

OTHER INCOME (EXPENSE):
Interest expense including amortization of debt discount and deferred financing costs	(77)	(59)	(227)	(228)
Gain on extinguishment of debt	4	—	15	3
Income from equity method investments	—	33	30	48
Other (expense) income, net	(21)	10	(48)	(155)
Total other expense, net	(94)	(16)	(230)	(332)
(Loss) income before income taxes	(57)	138	(175)	3,395
INCOME TAX BENEFIT (PROVISION)	12	(109)	236	(756)
NET (LOSS) INCOME	(45)	29	61	2,639
Net (income) loss attributable to the redeemable noncontrolling interests	—	(5)	4	(14)
Net income attributable to the noncontrolling interests	(1)	(3)	(15)	(28)
NET (LOSS) INCOME ATTRIBUTABLE TO SINCLAIR	$(46)	$21	$50	$2,597
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR:
Basic earnings per share	$(0.74)	$0.32	$0.75	$36.59
Diluted earnings per share	$(0.74)	$0.32	$0.75	$36.59
Basic weighted average common shares outstanding (in thousands)	63,325	69,907	65,670	70,981
Diluted weighted average common and common equivalent shares outstanding (in thousands)	63,325	69,907	65,727	70,985

The Company considers Adjusted EBITDA to be an indicator of the Company's operating performance and the ability to service its debt. The Company also believes that Adjusted EBITDA is frequently used by industry analysts, investors and lenders as a measure of valuation and ability to service its debt. The Company also discloses segment Adjusted EBITDA as an indicator of the operating performance of its segments in accordance with ASC 280, Segment Reporting.

The Company considers Adjusted Free Cash Flow to be an indicator of the Company's operating performance. The Company also believes that Free Cash Flow is a commonly used measure of valuation for companies in the local media industry. In addition, this measure is frequently used by industry analysts, investors and lenders as a measure of valuation for local media companies.

Non-GAAP measures are not formulated in accordance with GAAP, are not meant to replace GAAP financial measures and may differ from other companies’ uses or formulations. The Company does not provide reconciliations on a forward-looking basis. Further discussions and reconciliations of the Company's non-GAAP financial measures to comparable GAAP financial measures can be found on its website www.SBGI.net.

Sinclair, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measurements - Unaudited
All periods reclassified to conform with current year GAAP presentation
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of Net Income to Adjusted EBITDA
Net (loss) income attributable to Sinclair	$(46)	$21	$50	$2,597
Add: Income (loss) from redeemable noncontrolling interests	—	5	(4)	14
Add: Income from noncontrolling interests	1	3	15	28
Add: Income tax (benefit) provision	(12)	109	(236)	756
Add: Other expense	6	—	3	11
Add: Income from equity method investments	—	(33)	(30)	(48)
Add: Loss (income) from other investments and impairments	25	(5)	78	154
Add: Gain on extinguishment of debt/insurance proceeds	(4)	—	(15)	(3)
Add: Interest expense	77	59	227	228
Less: Interest income	(10)	(5)	(33)	(10)
Less: Loss (gain) on deconsolidation of subsidiary	10	—	10	(3,357)
Less: (Gain) loss on asset dispositions and other, net of impairment	—	(28)	11	(37)
Add: Amortization of intangible assets & other assets	42	43	124	179
Add: Depreciation of property & equipment	24	24	80	76
Add: Stock-based compensation	7	5	42	33
Add: Amortization of program contract costs	18	22	59	68
Less: Cash film payments	(22)	(26)	(68)	(78)
Add: Amortization of sports programming rights	—	—	—	326
Less: Cash sports programming rights payments	—	—	—	(325)
Add: Transaction and transition service, COVID, legal and other non-recurring expense	25	4	55	23
Adjusted EBITDA	$141	$198	$368	$635

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of Net Income to Adjusted Free Cash Flow
Net (loss) income attributable to Sinclair	$(46)	$21	$50	$2,597
Add: Income (loss) from redeemable noncontrolling interests	—	5	(4)	14
Add: Income from noncontrolling interests	1	3	15	28
Less: Distributions to noncontrolling interests	(1)	(2)	(9)	(8)
Add: Cash distributions from equity investments	3	52	44	103
Add: Income tax (benefit) provision	(12)	109	(236)	756
Add: Other non-cash expense	6	3	3	14
Add: Income from equity method investments	—	(33)	(30)	(48)
Add: Loss (income) from other investments and impairments	25	(5)	78	154
Add: Gain on extinguishment of debt/insurance proceeds	(4)	—	(15)	(3)
Add: Amortization of deferred financing and bond discounts/premiums	1	2	8	10
Less: Loss (gain) on deconsolidation of subsidiary	10	—	10	(3,357)
Less: (Gain) loss on asset dispositions and other, net of impairment	—	(28)	11	(37)
Add: Amortization of intangible assets & other assets	42	43	124	179
Add: Depreciation of property & equipment	24	24	80	76
Add: Stock-based compensation	7	5	42	33
Add: Amortization of program contract costs	18	22	59	68
Less: Cash film payments	(22)	(26)	(68)	(78)
Less: Capital expenditures	(30)	(28)	(70)	(72)
Less: Cash taxes paid	—	(1)	(4)	(16)
Add: Amortization of sports programming rights	—	—	—	326
Less: Cash sports programming rights payments	—	—	—	(325)
Add: Transaction and transition service, COVID, legal and other non-recurring expense	25	4	55	23
Adjusted Free Cash Flow	$47	$170	$143	$437

Three months ended September 30, 2023	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Total revenues	$697	$59	$17	$(6)	$767
Media programming and production expenses	371	29	—	—	400
Media selling, general and administrative expenses	164	11	5	(4)	176
Depreciation and amortization expenses	59	5	3	(1)	66
Amortization of program contract costs	18	—	—	—	18
Corporate general and administrative expenses	31	1	1	12	45
Non-media expenses	3	—	13	(1)	15
Loss on deconsolidation	—	—	—	10	10
(Gain) loss on asset dispositions and other, net of impairment	(2)	—	2	—	—
Operating income	53	13	(7)	(22)	37

Reconciliation of GAAP Operating Income to Adjusted EBITDA:
Operating income	$53	$13	$(7)	$(22)	$37
Depreciation and amortization expenses	59	5	3	(1)	66
Amortization of program contract costs	18	—	—	—	18
Loss on deconsolidation	—	—	—	10	10
(Gain) loss on asset dispositions and other, net of impairment	(2)	—	2	—	—
Program contract payments	(22)	—	—	—	(22)
Stock-based compensation	6	—	—	1	7
Adjustments	22	—	2	1	25
Adjusted EBITDA	134	18	—	(11)	141

Three months ended September 30, 2022	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Total revenues	$781	$54	$17	$(9)	$843
Media programming and production expenses	365	26	8	(3)	396
Media selling, general and administrative expenses	175	11	7	(3)	190
Depreciation and amortization expenses	61	6	1	(1)	67
Amortization of program contract costs	22	—	—	—	22
Corporate general and administrative expenses	16	—	—	14	30
Non-media expenses	6	—	8	(2)	12
Gain on asset dispositions and other, net of impairment	(7)	—	(11)	(10)	(28)
Operating income	143	11	4	(4)	154

Reconciliation of GAAP Operating Income to Adjusted EBITDA:
Operating income	$143	$11	$4	$(4)	$154
Depreciation and amortization expenses	61	6	1	(1)	67
Amortization of program contract costs	22	—	—	—	22
Gain on asset dispositions and other, net of impairment	(7)	—	(11)	(10)	(28)
Program contract payments	(26)	—	—	—	(26)
Stock-based compensation	4	—	—	2	6
Adjustments	4	—	—	—	4
Adjusted EBITDA	201	17	(6)	(14)	198

Forward-Looking Statements:
The matters discussed in this news release, particularly those in the section labeled "Outlook," include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words "outlook," "intends to," "believes," "anticipates," "expects," "achieves," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the rate of decline in the number of subscribers to services provided by traditional multi-channel video programming distributors ("MVPDs"); the Company’s ability to generate cash to service its substantial indebtedness; the successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network and MVPD affiliation agreements; the Company’s ability to compete for viewers and advertisers; pricing and demand fluctuations in local and national advertising; volatility in programming costs; the impact of pending and future litigation claims against the Company; the potential impacts of the war in Ukraine, the COVID -19 pandemic, and conflict in the Middle East on the Company’s business operations, financial results and financial position and on the world economy; the market acceptance of new programming; the Company’s ability to identify and consummate acquisitions and investments, to manage increased leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the impact of any loss of key personnel, including talent; material legal, financial and reputational risks and operational disruptions resulting from a breach of the Company’s information systems, including due to the cybersecurity event in October 2021; the impact of FCC and other regulatory proceedings against the Company; uncertainties associated with potential changes in the regulatory environment affecting the Company’s business and growth strategy, and any risk factors set forth in the Company's recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.
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Investor Contacts:
Christopher C. King, VP, Investor Relations
Billie-Jo McIntire, AVP, Investor Relations
(410) 568-1500

Media Contact:
Sinclair@5wpr.com

Category: Financial